SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Filed by a Party other than the Registrant [   ]

Check the appropriate box:

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

AMBASSADORS INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

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AMBASSADORS INTERNATIONAL, INC.

1071 Camelback Street
Newport Beach, California 92660

April 15, 2003

To Our Stockholders:

      You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Ambassadors International, Inc. (the “Company”), which will be held at 10:15 a.m., local time, on May 16, 2003, at 1071 Camelback Street, Newport Beach, California 92660. All holders of the Company’s outstanding common stock as of the close of business on April 4, 2003, are entitled to vote at the Annual Meeting. Enclosed is a copy of the Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy.

      We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, it is important that you complete, sign, date and return the Proxy in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

Sincerely,

Timothy T. Fogarty
Secretary

AMBASSADORS INTERNATIONAL, INC.

1071 Camelback Street
Newport Beach, California 92660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 16, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Ambassadors International, Inc., a Delaware corporation (the “Company”), will be held at 10:15 a.m., local time, on May 16, 2003, at 1071 Camelback Street, Newport Beach, California 92660, for the following purposes:

1. To elect three (3) Class II directors to hold office for a three-year term and until their respective successors are elected and qualified.

2. To ratify the selection of Ernst & Young LLP as the Company’s independent accountants for the year ending December 31, 2003.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 4, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.

By Order of the Board of Directors

Timothy T. Fogarty
Secretary

Dated: April 15, 2003

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
PROXY STATEMENT
ELECTION OF DIRECTORS
RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
OTHER BUSINESS
STOCKHOLDER PROPOSALS
INFORMATION CONCERNING MANAGEMENT, COMPENSATION, AND STOCK OWNERSHIP
PERFORMANCE GRAPH
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

AMBASSADORS INTERNATIONAL, INC.

1071 Camelback Street
Newport Beach, California 92660

PROXY STATEMENT

GENERAL INFORMATION

      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Ambassadors International, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:15 a.m., local time, on May 16, 2003, at 1071 Camelback Street, Newport Beach, California 92660, and at any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon. Any Stockholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company or by issuance of a subsequent proxy. In addition, a stockholder attending the Annual Meeting may revoke his or her proxy and vote in person if he or she desires to do so, but attendance at the Annual Meeting will not of itself revoke the proxy.

      At the close of business on April 4, 2003, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 9,874,480 shares of common stock, $0.01 par value per share (the “Common Stock”). Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. Only stockholders of record at the close of business on April 4, 2003, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

      The enclosed Proxy, when properly signed, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Annual Meeting and with respect to other matters which may be properly brought before the Annual Meeting. At the time of printing this Proxy Statement, the management of the Company is not aware of any other matters to be presented for action at the Annual Meeting. If, however, other matters which are not now known to the management should properly come before the Annual Meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxy holders.

      Shares represented by executed and unrevoked proxies will be voted in accordance with the instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors. Neither abstentions nor broker non-votes will be counted for the purposes of determining whether any of the proposals has been approved by the stockholders of the Company, although they will be counted for purposes of determining the presence of a quorum.

      The election of directors requires a plurality of the votes cast by the holders of the Common Stock. A “plurality” means that the individuals who receive the largest number of affirmative votes cast are elected as directors up to the maximum number of directors to be chosen at the annual meeting.

      The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, and mailing the proxy solicitation materials. Proxies may be solicited personally, by mail, or by telephone, by directors, officers, and regular employees of the Company who will not be additionally compensated therefor. It is anticipated that this Proxy Statement and accompanying Proxy will be mailed on or about April 15, 2003, to all stockholders entitled to vote at the Annual Meeting.

      The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below.

ELECTION OF DIRECTORS

(Item I of the Proxy Card)

      The Company has a classified Board of Directors which is divided into three classes, consisting of two Class I Directors, three Class II Directors, and three Class III Directors. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire on that annual meeting date. The term of the three Class II Directors, James L. Easton, John A. Ueberroth, and Joseph J. Ueberroth, will expire at this year’s Annual Meeting of Stockholders. The term of the two Class I Directors, Peter V. Ueberroth and Richard D. C. Whilden, will expire at the Annual Meeting of Stockholders to be held in 2004. The term of the three Class III Directors, Brigitte M. Bren, Rafer L. Johnson, and John C. Spence, will expire at the Annual Meeting to be held in 2005.

      At this year’s Annual Meeting, three Class II Directors are to be elected. Management’s nominees for election at the Annual Meeting as Class II Directors are the incumbent directors, James L. Easton, John A. Ueberroth, and Joseph J. Ueberroth. The enclosed Proxy will be voted in favor of these individuals unless other instructions are given. If elected, the nominees will serve as directors until the Company’s Annual Meeting of Stockholders in the year 2006, and until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board of Directors may designate.

      If a quorum is present and voting, the three nominees for Class II Directors receiving the highest number of votes will be elected as Class II Directors. Abstentions and shares held by brokers that are present, but not voted because the brokers are prohibited from exercising discretionary authority, i.e., “broker non-votes,” will be counted as present for purposes of determining if a quorum is present.

      The table below sets forth for the current directors, including the Class II nominees to be elected at this meeting, certain information with respect to age and background.

			Director
Name	Position with Company	Age	Since

Class II Directors, currently standing for re-election:
James L. Easton	Director	67	1995
John A. Ueberroth	Director, President & Chief Executive Officer	59	1995
Joseph J. Ueberroth	Director	34	2001
Class I Directors, whose term expires at the Annual Meeting to be held in 2004:
Peter V. Ueberroth	Chairman of the Board	65	1995
Richard D. C. Whilden	Director	69	1995
Class III Directors, whose term expires at the Annual Meeting to be held in 2005:
Brigitte M. Bren	Director	37	2001
Rafer L. Johnson	Director	67	1995
John C. Spence	Director	73	1995

Business Experience

     Class II Directors

      James L. Easton has served as director since 1995. Since 1973, Mr. Easton has served as Chairman and President of Jas. D. Easton, Inc., and Chairman of Easton Sports Inc., diversified international sporting goods companies. He is one of the four Vice Presidents on the International Olympic Committee and is one of the three International Olympic Committee members from the United States. He also serves as President of

Federation Internationale de Tir a l’Arc (FITA-International Archery Federation), is a member of the Board of Visitors of John E. Anderson Graduate School of Management at the University of California at Los Angeles, and is an Executive Committee Member of the U.S. Olympic Committee. Mr. Easton also serves as a Director of Ambassadors Group, Inc.

      John A. Ueberroth has served as President, Chief Executive Officer and Director since 1995. Since 1989, Mr. Ueberroth has been a Principal of Contrarian Group, Inc., an investment and management company. From 1990 to 1993, he served as Chairman and Chief Executive Officer of Hawaiian Airlines. From 1980 to 1989, Mr. Ueberroth served as President of Carlson Travel Group. In addition, Mr. Ueberroth has served as Chairman of the Travel Industry Association of America during 1986 and 1987, and President of the United States Tour Operators Association during 1987 and 1988. Mr. Ueberroth also serves as the Chairman of the Board of Ambassadors Group, Inc.

      Joseph J. Ueberroth has served as Director since August 2001. He also serves as President and Chief Executive Officer of Bellport Group, Inc., one of the largest operators of marina facilities in the U.S., since June 1998. Mr. Ueberroth also serves as the general partner and managing member of CGI Opportunity Fund, a venture capital operating company focused on early stage high growth companies, since November 2000. Mr. Ueberroth serves on the Board of Directors of Bellport Group, Bellport Japan, Enwisen, International Greenhouse Products, and MilePoint. Mr. Ueberroth also serves as a Director of Ambassadors Group, Inc.

     Class I Directors

      Peter V. Ueberroth has served as Chairman of the Board of Directors since 1995. He is currently the Managing Director of Contrarian Group, Inc., an investment and management company. In 1962, Mr. Ueberroth founded First Travel Corporation, and sold it to the Carlson Travel Group in 1980. From 1979 to 1984, Mr. Ueberroth served as President of the Los Angeles Olympic Organizing Committee. From 1984 to 1989, he served as the Sixth Commissioner of Major League Baseball. In July of 1999, Mr. Ueberroth successfully orchestrated the purchase of the Pebble Beach Company and he now serves as an owner and Co-Chairman. He is also a member of the Board of Directors of The Coca-Cola Company, Hilton Hotels Corporation, and McLeod USA, Inc.

      Richard D.C. Whilden has served as Director since 1995. Since September 2002, he has been a Director of Jas. D. Easton, Inc. Since 1990, Mr. Whilden has been a Principal of Contrarian Group, Inc., an investment and management company. From June 1996 to July 2000, he also served as Chairman of the Board, and from March 1998 to March 1999, he served as President and Chief Executive Officer of GetThere.com. In 1993 and 1994, he was Chairman of the Board of Directors of Caliber Bank in Phoenix, Arizona, and was the Chief Executive Officer, President and Chairman of the Board of Directors of the bank’s holding company, Independent Bankcorp of Arizona, Inc. From 1959 to 1989, Mr. Whilden was employed by TRW, Inc., during which time he served as an Executive Vice President from 1984 to 1989. Mr. Whilden also serves as a Director of Ambassadors Group, Inc.

     Class III Directors

      Brigitte M. Bren has served as Director since February 2001. Since 1991, Ms. Bren has served as Co-Founder, President and Chief Executive Officer of International Strategic Planning, Inc., an international business consulting firm specializing in advising U.S. companies expanding internationally. Since 1999, she also has been of counsel to Arter & Hadden, LLP, in its Los Angeles office. From 1993 to 1995, Ms. Bren served as Vice President of International Marketing/ Sales and Vice President of Governmental Affairs for Mark Goodson Productions. Ms. Bren also serves as a Director of Ambassadors Group, Inc.

      Rafer L. Johnson has served as a Director since 1995. Mr. Johnson is a world and Olympic recordholder in the decathlon. Mr. Johnson devotes a substantial amount of his time to mentally and physically handicapped children and adults. He has been associated with California Special Olympics since its inception in 1969, served as the President of its Board of Directors for 10 years, and currently is Chairman of its Board of Governors. He has been appointed to national and international foundations and presidential commissions, with a concentration on youth development. Mr. Johnson also is national head coach for Special Olympics

International and a member of its Board of Directors. In addition, Mr. Johnson serves on a variety of special boards and committees in the worlds of sports and community services. Mr. Johnson also serves as a Director of Ambassadors Group, Inc.

      John C. Spence has served as a Director since 1995. He is a Director of American Physicians Network, a manager of cardiology networks, and a Director of Endovascular Instruments, Inc., a manufacturer of medical instruments. Mr. Spence is a member of the Board of Managers of Direct-Link Group LLC, a personal lines insurance agency, and Chairman of Craig Berkman and Associates, which is the managing member of CB Capital LLC, a venture capital fund. From April 1993 to January 1998, Mr. Spence was President of AVCO Insurance Services, a provider of credit and credit-related insurance to financial institutions, and served as its Chairman until his retirement in April 1998. Mr. Spence also serves as a Director of Ambassadors Group, Inc.

      There are no arrangements or understandings known to the Company between any of the directors or nominees for director of the Company and any other person pursuant to which any such person was or is to be elected a director.

      John A. Ueberroth and Peter V. Ueberroth are brothers. Joseph J. Ueberroth is the son of Peter V. Ueberroth. Other than these relationships, there are no family relationships among the directors and executive officers of the Company.

      The Board of Directors unanimously recommends that you vote FOR the election of each of James L. Easton, John A. Ueberroth, and Joseph J. Ueberroth as Class II Directors of the Company. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, for each of the above-named nominees. The election of directors requires a plurality of the votes cast by the holders of the Company’s Common Stock present and voting at the Meeting.

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

(Item 2 of the Proxy Card)

      The Board of Directors has selected Ernst & Young LLP(“Ernst & Young”) as the Company’s independent accountants for the year ending December 31, 2003, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Ernst & Young has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. The Delaware General Corporation Law does not require the ratification of the selection of independent accountants by the Company’s stockholders, but in view of the importance of the financial statements to the stockholders, the Board of Directors deems it advisable that the stockholders pass upon such selection. No representative of Ernst & Young is expected to be present at the Annual Meeting.

      In the event the stockholders fail to ratify the selection of Ernst & Young, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Independent Accountant Fees

      The following table sets forth the aggregate fees for professional services of Ernst & Young rendered during fiscal year 2002 or with respect to the financial statements for that period:

Audit Fees	$181,000
Financial Information Systems Design and Implementation Fees	$—
All Other Fees*	$29,000

*	These fees consisted of $0 for auditing services, $17,000 for tax-related services, and $12,000 for income tax compliance and related services.

      The Audit Committee has considered whether the provision of the services described above other than audit services is compatible with maintaining the independence of Ernst & Young.

      The Board of Directors unanimously recommends that you vote FOR this proposal (Proposal 2 on the Proxy) to ratify the selection of the independent accountants. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.

OTHER BUSINESS

      The Company does not know of any other business to be presented to the Annual Meeting and does not intend to bring any other matters before such meeting. If any other matters properly do come before the Annual Meeting, however, the persons named in the accompanying Proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

STOCKHOLDER PROPOSALS

      Any proposals of security holders which are intended to be presented at next year’s annual meeting must be received by the Company at its principal executive offices on or before December 17, 2003, in order to be considered for inclusion in the Company’s proxy materials relating to that meeting.

INFORMATION CONCERNING

MANAGEMENT, COMPENSATION, AND STOCK OWNERSHIP

Executive Officers

      John A. Ueberroth, age 59, has served as President, Chief Executive Officer, and a Director of the Company since 1995. Since 1989, Mr. Ueberroth has been a Principal of Contrarian Group, Inc., an investment and management company. From 1990 to 1993, he served as Chairman and Chief Executive Officer of Hawaiian Airlines. From 1980 to 1989, Mr. Ueberroth served as President of Carlson Travel Group. In addition, Mr. Ueberroth has served as Chairman of the Travel Industry Association of America during 1986 and 1987, and President of the United States Tour Operators Association during 1987 and 1988. Mr. Ueberroth also serves as the Chairman of the Board of Ambassadors Group, Inc.

      Timothy T. Fogarty, age 42, has served as Chief Financial Officer, Treasurer and Secretary of the Company since March 1, 2002. From April 1999 until March 1, 2002, he was Chief Financial Officer of Ambassadors Performance Group, LLC, a wholly-owned subsidiary of the Company. From 1993 through April, 1999, Mr. Fogarty served as Vice President and Controller for Avco Insurance Services, the worldwide insurance operations and wholly-owned subsidiaries of Avco Financial Services, Inc. From 1988 through 1993, Mr. Fogarty was Assistant Vice President of Financial Reporting for Avco Financial Services, Inc. From 1987 through 1988, Mr. Fogarty was General Accounting Manager for Balboa Life & Casualty, a United States Insurance Group wholly owned by Avco Financial Services. From 1984 through 1987, Mr. Fogarty worked for the accounting firm of Arthur Young & Company (now known as Ernst & Young). Mr. Fogarty is a Certified Public Accountant.

Meetings of the Board of Directors and Committees of the Board of Directors

      During 2002, there were four meetings of the Board of Directors. The Board of Directors has an Audit Committee and a Compensation Committee, and the Compensation Committee also performs the functions of a nominating committee. The Compensation Committee will not consider nominee recommendations from security holders. The members of each committee are selected by the majority vote of the Board of Directors.

      Audit Committee. The Audit Committee makes recommendations for selection of the Company’s independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and any non-audit fees, and reviews the adequacy of the Company’s internal accounting controls and financial management practices. See Report of Audit Committee, below.

      Compensation Committee. The Compensation Committee is responsible for determining compensation for the Company’s executive officers and for administering the Amended and Restated 1995 Equity Participation Plan of Ambassadors International, Inc. (the “Incentive Plan”). See Report of Compensation Committee on Executive Compensation, below.

Director Compensation

      Each of the Company’s non-employee directors receives fees of $15,000 per year plus $500 per board meeting attended. In addition, each director is reimbursed for certain out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. Pursuant to the Incentive Plan, each of the Company’s nonemployee directors, on the date they are first elected to the Board, receives a grant of non-qualified stock options to purchase 10,000 shares of the Company’s Common Stock at the fair market value of the Common Stock on the date of grant. The directors’ options vest in four equal annual installments commencing one year from the date of grant.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee is composed of four non-employee directors, Messrs. Peter V. Ueberroth, James L. Easton, Richard D. C. Whilden, and Joseph J. Ueberroth. No executive officer of the Company has served during 2002 or subsequently as a member of the board of directors or compensation committee of any entity which has one or more executive officers who serve on the Company’s Board of Directors or the Compensation Committee, except as between the Company and Ambassadors Group, Inc. during the time the Ambassadors Group, Inc. was a wholly-owned subsidiary of Ambassadors International, Inc. During fiscal 2002, no member of the Company’s Compensation Committee had any relationship or transaction with the Company required to be disclosed pursuant to Item 402(j) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Report of Compensation Committee on Executive Compensation

      This Compensation Committee Report discusses the components of the Company’s executive officer compensation policies and programs and describes the bases upon which compensation is determined by the Compensation Committee with respect to the executive officers of the Company, including the Named Executive Officers. The Compensation Committee reviews and approves salaries, bonuses, benefits and other compensation for executive officers and key employees of the Company, and it also administers the Incentive Plan. There were four meetings of the Compensation Committee in 2002.

      Compensation Philosophy. The Compensation Committee endeavors to ensure that the compensation programs for the executive officers of the Company and its subsidiaries are effective in attracting and retaining key executives responsible for the success of the Company and are administered with the long-term interests of the Company and its stockholders in mind. The Compensation Committee seeks to align total compensation for senior management with corporate performance by linking executive compensation directly to individual and team contributions, continuous improvements in corporate performance, and stockholder value.

      The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the executive officers. The Compensation Committee considers such corporate performance measures as net income, earnings per share and cash flow, and may vary its quantitative measurements from employee to employee and from year to year. The Compensation Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as superior individual performance, new responsibilities or positions within the Company, leadership ability and overall contributions to the Company.

      In implementing its compensation program for executive officers, the Compensation Committee seeks to achieve a balance between compensation and the Company’s annual and long-term budgets and business objectives, encourage executive performance in furtherance of stated Company goals, provide variable compensation based on the performance of the Company, create a stake in the executive officer’s efforts by encouraging stock ownership in the Company, and align executive remuneration with the interests of the Company’s stockholders.

      Compensation Program Components. The Compensation Committee regularly reviews the Company’s compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. The particular elements of the compensation program for executive officers consist of the following:

      Base Salary. Base salaries for executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each executive officer’s position, and the experience the individual brings to the position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance. Base salaries are kept within a competitive range for each position, reflecting both job performance and market forces.

      Annual Bonus. There is no formula program for the granting of bonuses, as the Compensation Committee does not believe that this is in the best interests of the stockholders. However, the Compensation Committee considers the granting of annual cash bonuses to the executive officers and grants bonuses when it believes it is warranted. The primary purpose of any such bonus is to reward individual efforts in helping the Company achieve specific budget and performance goals and to adjust overall compensation to remain competitive and continue to retain qualified management. However, bonuses, when granted, relate to the Company’s annual budget and overall performance.

      Long-Term Incentive Compensation. The Company’s long-term incentive program consists of periodic grants of stock options, which are made at the discretion of the Compensation Committee under the Incentive Plan. Decisions made by the Compensation Committee regarding the amount of the grant and other discretionary aspects of the grant take into consideration Company performance, individual performance and experience, competitive forces to attract and retain senior management, and the nature and terms of grants made in prior years. Under the Incentive Plan, in addition to options, the Compensation Committee may also grant, in its discretion, stock appreciation rights and restricted stock, and may make other awards.

      Summary. The Compensation Committee believes that the total compensation program for executive officers of the Company is focused on increasing value for the Company’s stockholders, by attracting and retaining the best-qualified people as senior management and enhancing corporate performance. Furthermore, the Compensation Committee believes that executive compensation levels of the Company are competitive with the compensation programs provided by other corporations with which the Company competes. The foregoing report has been approved by all the members of the Compensation Committee.

COMPENSATION COMMITTEE

James L. Easton
Joseph J. Ueberroth
Peter V. Ueberroth
Richard D. C. Whilden

Executive Compensation and Other Information

      The following table sets forth the compensation for the Chief Executive Officer and each of the executive officers whose individual remuneration exceeded $100,000 for the fiscal year ended December 31, 2002 (the “Named Executive Officers”):

Summary Compensation Table

					Awards

		Annual Compensation				Securities
					Restricted	Underlying	Payouts
Name and				All Other Annual	Stock	Options	LTIP	All Other
Principal Position	Year	Salary($)	Bonus($)	Compensation($)	Awards(#)	SARS(#)	Payouts($)	Compensation($)

John A. Ueberroth	2002	19,640	—	—	—	—	—	—
President and	2001	138,960	—	5,520	—	90,000	—	—
Chief Executive Officer	2000	155,520	—	7,500	30,000	—	—	—

Timothy T. Fogarty	2002	132,000	65,000	—	—	14,881	—	—
Chief Financial Officer	2001	117,000	40,000	—	—	—	—	—
and Secretary	2000	110,000	41,000	—	—	14,000	—	—

Option Grants

      The following table sets forth certain information regarding option grants to the Named Executive Officers during the fiscal year 2002 and held by them on December 31, 2002. All options granted have a term of ten years from the date of grant and vest in equal annual installments over a four-year period.

Option Grants During the Last Fiscal Year

Potential Realizable
		% of Total			Value of Assumed
	Number of	Options			Annual Rates of Stock
	Securities	Granted to			Price Appreciation for
	Underlying	Employees			Option Term(1)
	Options	in Fiscal	Exercise Price	Expiration
Name	Granted(#)	Year(%)	($) Share	Date	5%($)	10%($)

John A. Ueberroth	—	—	—	—	—	—
Timothy T. Fogarty	14,881	13.08	7.95	3/19/12	74,401	188,546

(1)	Sets forth potential option gains based on assumed annualized rates of stock price appreciation from the exercise price at the date of grant of 5% and 10% (compounded annually) over the full term of the grant with appreciation determined as of the expiration date. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of future Common Stock prices.

Option Exercises During the Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth certain information regarding option exercises by the Named Executive Officers during the fiscal year 2002 and held by them on December 31, 2002:

Aggregated Option Exercises During the Last Fiscal Year

And Fiscal Year-end Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options at Fiscal		Options at Fiscal
	Acquired		Year End(#)		Year End($)(1)
	On	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

John A. Ueberroth	—	—	22,500	67,500	450	1,350
Timothy T. Fogarty	—	—	40,397	39,603	146,129	105,061

(1)	Amounts are shown as the positive spread between the exercise price and fair market value (based on the fair market price at fiscal year end of $8.99 per share).

Equity Compensation Plan Information

	(a)	(b)	(c)

Number of Securities
	Number of Securities	Weighted-average	Remaining Available for
	to be Issued	Exercise Price	Future Issuance Under
	Upon Exercise of	of Outstanding	Equity Compensation Plans
	Outstanding Options,	Options,	(excluding securities
Plan Category	Warrants and Rights	Warrants and Rights	reflected in column(a)

Equity compensation plans approved by security holders	1,199,352	$7.40	638,648
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	1,199,352	$7.40	638,648

Compensation Plans and Arrangements

     Amended and Restated 1995 Equity Participation Plan

      The Company’s Amended and Restated 1995 Equity Participation Plan (the “Incentive Plan”) was adopted by the Company on August 1995, to attract and retain directors, officers, key employees and consultants. Under the Incentive Plan, the Company may issue up to 2,200,000 shares of Common Stock.

      During the fiscal year ended December 31, 2002, options to purchase a total of 113,784 shares of Common Stock were granted under the Incentive Plan. Options to purchase 1,199,352 shares of Common Stock were outstanding at December 31, 2002 and options to purchase 56,230 shares of Common Stock were forfeited during the year ended December 31, 2002. All options granted have a term of ten years from the date of grant and vest in equal annual installments over a four-year period. As of December 31, 2002, the weighted average exercise prices of the outstanding options was $7.40.

      On February 28, 2002, the Company spun off its wholly-owned subsidiary, Ambassadors Group, Inc., which has an Equity Participation Plan similar to the Incentive Plan. As a result of the spinoff, and the substantial impact of such event on the market price of the Common Stock on March 1, 2002, the exercise prices of all outstanding options held by employees who remained employed by the Company were reduced to 41% of the prior exercise prices, and the number of shares purchasable were increased proportionately. As a result of the spinoff, the employees of Ambassadors Group, Inc. ceased being employed by the Company, and rather than adjusting their stock options as for the continuing Company employees, they each were offered and accepted replacement options under the Ambassadors Group, Inc. Equity Participation Plan, which options are similar to those of the Company as to vesting and terms, but which are priced at 59% of the replaced Company options, and the number of shares purchasable have been increased proportionately.

     Profit Sharing Plan

      In 1993, the Company established a noncontributory profit sharing plan, the assets of which were transferred into a new 401(k) Profit-Sharing Plan (the “401(k) Plan”) in 1996. Employees are eligible to participate in the 401(k) Plan upon six months of service and 21 years of age. Employees may contribute up to 15% of their salary, subject to the maximum contribution allowed by the Internal Revenue Service. The Company’s matching contribution is discretionary based upon approval by management. Employees are 100% vested in their contributions and vest in Company matching contributions equally over four years. During the year ended December 31, 2002, the Company contributed approximately $40,000 to the 401(k) Plan.

Report of Audit Committee

      The Audit Committee is composed of three non-employee directors, Richard D.C. Whilden, John C. Spence, and Rafer L. Johnson, all of whom meet the independence and experience requirements of NASDAQ. The Audit Committee met four times during 2002.

      During the year 2002, at each of its meetings, the Committee met with the senior members of the Company’s financial management team and the independent auditors. The Committee’s agenda is established by the Committee’s Chairman and the Company’s Chief Financial Officer. During the year, the Committee had private sessions with the Company’s independent auditors at which candid discussions of financial management, accounting and internal control issues took place.

      The Committee recommended to the Board of Directors the engagement of Ernst & Young LLP as the Company’s independent accountants for fiscal year 2003. The Committee reviewed with the Company’s financial managers and the independent auditors overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of the Company’s internal controls, and the quality of the Company’s financial reporting.

      The Committee has reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and have expressed to both management and the independent auditors their general preference for conservative policies when a range of accounting options is available.

      In its meetings with representatives of the independent auditors, the Committee asks them to address, and discusses their responses to, several questions that the Committee believes are particularly relevant to its oversight. These questions include:

•	Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the independent auditors themselves prepared and been responsible for the financial statements?

•	Based on the independent auditors’ experience and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

•	Based on the independent auditors’ experience and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

      The Committee believes that by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

      The Committee also discussed with the independent auditors all other matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61 (“Communication with Audit Committees”). The Committee received and discussed with the independent auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and considered with the independent auditors whether the provision of financial information systems design and implementation and other non-audit services provided by them to the Company during 2002 was compatible with the independent auditors’ independence.

      In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Committee necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

      In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Rafer L. Johnson
John C. Spence
Richard D. C. Whilden

Performance Graph

      The following graph compares the Company’s cumulative total stockholder return with the NASDAQ Market Index, Russell 2002 Index and a peer group index comprised of companies in the travel and incentive programs businesses with which the Company formerly competed. The peer group was comprised of the following companies: Caribiner International, Inc., Global Vacation Group and Navigant International. The Company has decided to eliminate the peer group as a comparison for future periods as a result of: (i) the spin-off of its wholly-owned subsidiary, Ambassadors Group, Inc., on February 28, 2003, and (ii) the liquidation or delisting of two of the companies comprising the peer group. The graph assumes that $100 was invested on December 31, 1997, in the Company’s Common Stock and in each of the indexes mentioned above and that all dividends were reinvested.

COMPARE CUMULATIVE TOTAL RETURN AMONG

AMBASSADORS INTERNATIONAL, NASDAQ MARKET INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON DEC. 31, 1997

ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2002

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Ambassadors International, Inc.	100.00	208.00	157.33	116.67	202.67	230.49
Peer Group	100.00	20.51	14.63	8.18	8.99	9.31
NASDAQ Market Index	100.00	122.32	172.52	304.29	191.25	152.46
Russell 2000 Index	100.00	122.34	118.91	142.21	136.07	137.46

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth the amount of stock of the Company beneficially owned as of April 4, 2003, by each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s outstanding Common Stock.

	Amount and Nature of
	Beneficial Ownership	Percent of Class of
Name of Beneficial Owner	of Common Stock(1)	Common Stock

Peter V. Ueberroth(2)	1,414,848	14.02%
John A. Ueberroth(3)	1,111,770	11.01%
Merrill Lynch & Co. Inc. (on behalf of Merrill Lynch Investment Managers(4))	1,114,500	11.29%
Ashford Capital Management, Inc.(5)	945,801	9.58%
Dimensional Fund Advisors, LLC(6)	705,200	7.14%
MLF Investments(7)	666,200	6.75%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after April 4, 2003 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Chairman of the Board of the Company. Includes director options to purchase 22,500 shares of Common Stock under the incentive plan. The shares are held in a family trust of which Mr. Peter Ueberroth is a co-trustee. Mr. Ueberroth’s address is 1071 Camelback Street, Newport Beach, CA 92660.

(3)	President and Chief Executive Officer of the Company. Includes 22,500 shares of Common Stock issuable upon exercise of employee stock options. Mr. John Ueberroth’s address is 1071 Camelback Street, Newport Beach, CA 92660.

(4)	The address of Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers) is 4 World Financial Center, New York, NY 10080. The Company is reporting this stock ownership based upon a Schedule 13G report filed by this person with the Securities and Exchange Commission. In such Schedule 13G report, this person disclaims beneficial ownership of the shares reported.

(5)	The address of Ashford Capital Management, Inc. is P.O. Box 4172, Wilmington, DE 19807. The Company is reporting this stock ownership based upon a Schedule 13G report filed by this person with the Securities and Exchange Commission.

(6)	The address of Dimensional Fund Advisors, LLC is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. The Company is reporting this stock ownership based upon a Schedule 13G report filed by this person with the Securities and Exchange Commission.

(7)	The address of MLF Investments is 2401 West Bay Drive, Suite 124, Largo, FL 33770. The Company is reporting this stock ownership based upon a Schedule 13D report filed by this person with the Securities and Exchange Commission.

      The following table sets for the amount of Common Stock of the Company beneficially owned as of April 4, 2003 by each director of the Company, each Named Executive Officer, and all directors and Named Executive Officers as a group:

	Amount and Nature of
	Beneficial Ownership	Percent of Class of
Name of Beneficial Owner	of Common Stock(1)	Common Stock

Peter V. Ueberroth(2)	1,414,848	14.02%
John A. Ueberroth(3)	1,111,770	11.01%
Timothy T. Fogarty(4)	57,984	*
James L. Easton(5)	24,116	*
John C. Spence(6)	26,116	*
Rafer L. Johnson(7)	24,116	*
Richard D.C. Whilden(8)	29,736	*
Brigitte M. Bren(9)	12,058	*
Joseph J. Ueberroth(10)	142,061	1.41%
All Directors and Named Executive Officers as a group (11 people)(11)	2,842,805	28.16%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after April 4, 2003 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Chairman of the Board of the Company. Includes director options to purchase 22,500 shares of Common Stock under the incentive plan. The shares are held in a family trust of which Mr. Peter Ueberroth is a co-trustee. Mr. Ueberroth’s address is 1071 Camelback Street, Newport Beach, CA 92660.

(3)	President and Chief Executive Officer of the Company. Includes 22,500 shares of Common Stock issuable upon exercise of employee stock options. Mr. John Ueberroth’s address is 1071 Camelback Street, Newport Beach, CA 92660.

(4)	Chief Financial Officer and Secretary of the Company. Includes 57,984 shares of Common Stock issuable upon exercise of employee stock options. Mr. Fogarty’s address is 1071 Camelback Street, Newport Beach, CA 92660.

(5)	Director. Consist of 24,116 shares of Common Stock issuable upon exercise of director options. Mr. Easton’s address is 7855 Haskell Avenue, Van Nuys, CA 91406.

(6)	Director. Includes 24,116 shares of Common Stock issuable upon exercise of director options. Mr. Spence’s address is 9349 E. Princess Drive, Mesa, AZ 85207.

(7)	Director. Consists of 24,116 shares of Common Stock issuable upon exercise of director options. Mr. Johnson’s address is 5875 Green Valley Circle, Ste. 200, Culver City, CA 90230.

(8)	Director. Includes 24,116 shares of Common Stock issuable upon exercise of director options. Includes 2,000 shares held in a family trust of which Mr. Whilden is a co-trustee. Includes 1,000 shares in an IRA account for the benefit of Mr. Whilden. Mr. Whilden’s address is 106 So. Poinsettia Avenue, Manhattan Beach, CA 90266.

(9)	Director. Includes 12,058 shares of Common Stock issuable upon exercise of director options. Ms. Bren’s address is P.O. Box 2648, Beverly Hills, CA 90213.

(10)	Director. Includes 8,441 shares of Common Stock issuable upon exercise of director options. Mr. Joseph Ueberroth’s address is 1071 Camelback Street, Newport Breach, CA 92660.

(11)	Includes 219,947 of Common Stock issuable upon exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the executive officers and directors and persons who beneficially own more than 10% of a class of securities registered under Section 12(g) the Exchange Act to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“Commission”). Such officers, directors, and stockholders are required by Commission regulations to furnish the Company with copies of all such reports that they file. Based solely upon the Company’s review of such forms furnished to the Company during the fiscal year ended December 31, 2002, and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company’s executive officers, directors and more than 10% stockholders have been complied with.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

      A copy of the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission is available upon written request and without charge to stockholders by writing to Investor Relations, Ambassadors International, Inc., 1071 Camelback Street, Newport Beach, California 92660.

By Order of the Board of Directors

Timothy T. Fogarty
Secretary

Newport Beach, California

April 15, 2003

PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
AMBASSADORS INTERNATIONAL, INC
1071 Camelback Street
Newport Beach, California 92660

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement, and appoints John A. Ueberroth and Peter V. Ueberroth and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Ambassadors International, Inc. (the “Company”) held of record by the undersigned as of the close of business on April 4, 2003, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on May 16, 2003, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù	Detach here from proxy voting card	Ù

You can now access your Ambassadors International, Inc. account online.

     Access your Ambassadors International, Inc. shareholder/stockholder account online via Investor ServiceDirect ® (ISD). Mellon Investor Services LLC agent for Ambassadors International, Inc. Investor Services, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

•	View account status

•	View certificate history

•	View book-entry information

•	View payment history for dividends

•	Make address changes

•	Obtain a duplicate 1099 tax form

•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com and
follow the instructions shown on this page.

Step 1: FIRST TIME USERS – Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirect® is currently only available for domestic individual and joint accounts.

•	SSN

•	PIN

•	Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

•	SSN

•	PIN

•	Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

•	Certificate History

•	Book-Entry Information

•	Issue Certificate

•	Payment History

•	Address Change

•	Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED,
WILL BE VOTED “FOR” THE PROPOSALS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

		FOR ALL	WITHHOLD AUTHORITY FOR ALL
1.	To elect the following directors to serve until the 2006 Annual Meeting of Stockholders or until their respective successors are elected and qualified:	☐	☐

01	James L. Easton
02	John A. Ueberroth
03	Joseph J. Ueberroth

To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below:

WILL ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box	☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the Board of Director’s selection of Ernst & Young LLP to serve as the Company’s independent accountants for the fiscal year ending December 31, 2003.	☐	☐	☐

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

This Proxy, when properly executed, will be voted in the manner directed herein. This Proxy will be voted FOR the election of the directors listed and FOR the other proposals if no specification is made.

Signature  _________________________________  Signature if held jointly _________________________________

Dated:  ____________________________, 2003

Please mark, sign, date and return the proxy card promptly using the enclosed envelope

Ù	Detach here from proxy voting card	Ù